Exhibit 10.25

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

PLACEMENT AGENT WARRANT FOR THE
PURCHASE OF 1,543,795 SHARES Of
SERIES B CONVERTIBLE PREFERRED STOCK
Of

AVALON PHARMACEUTICALS, INC.

Dated: February 6, 2002

(Incorporated under the laws of the State of Delaware)

     THIS CERTIFIES THAT, for value received, Array Capital LLC, a Delaware Limited Liability Company, (“Array” or “Placement Agent”), together with its successors and assigns (each, a “holder”), is entitled to purchase 1,543,795 duly authorized validly issued, fully paid and non-assessable shares of Series B Convertible Preferred Stock, $.01 par value per share, (the “Series B Stock”) of Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the per share purchase price described in Section 1.3 below, subject to the provisions and upon the terms and conditions hereinafter set forth.

     1. Exercise of Warrant. The terms and conditions upon which this Warrant may be exercised and the Series B Stock covered hereby (the “Warrant Stock”) may be purchased as follows:

          1.1 Term. The purchase right represented by this Warrant may be exercised in whole or in part at any time and from time to time within five (5) years after February 6, 2002 (the “Initial Expiry Date”) provided, however, that if the Company closes an underwritten public offering (the “Series B IPO”) as contemplated in Section 2c(ii) of the Description of Series A and Series B Preferred Stock set forth in Exhibit A of the Amended and Restated Certificate of Incorporation dated October 24, 2001, as same may be amended from time to time (the “Description of Preferred Stock”), prior to the Initial Expiry Date, this Warrant shall terminate at 5:00 p.m. (New York time) on the earlier of (1) the Initial Expiry Date and (2) the second (2nd) anniversary of the Series B IPO. If the last day on which this Warrant may be exercised is not a Business Day (as defined in Section 11 hereof), this Warrant may be exercised prior to 5:00 p.m. (New York time) on the next succeeding full Business Day with the same force and effect as if exercised on such last day specified herein. Notwithstanding the foregoing, in the event of a liquidation, dissolution or winding up of the Company (including a deemed liquidation, dissolution or winding up as contemplated in Section 1 of the Description of Preferred Stock) (a “Liquidation”), this Warrant shall terminate at the close of business on the last full business day preceding the date fixed for payment of any amounts distributable to holders of Series B Stock in connection with such Liquidation. The Company will deliver to the holder written notice of the closing of a Series B IPO or a Liquidation, as the case may be, not less than ten (10) days prior to such event.

          1.2 Number of Shares. This Warrant is initially exercisable for 1,543,795 shares of Series B Stock, subject to adjustment pursuant to Section 2 of this Warrant.

          1.3 Purchase Price. The initial per share purchase price for the shares of Series B Stock to be issued upon exercise of this Warrant shall be $ 3.5276, subject to adjustment pursuant to Section 2 of this Warrant (the “Warrant Price”).

          1.4 Methods of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Company at its principal offices and (b) the delivery of the purchase price (i) by check or bank draft payable to the Company’s order or by wire transfer to the Company’s account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company’s Board of Directors or (ii) pursuant to the procedure set forth in Section 1.5

          Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription, and at such time the person or persons in whose name or names any certificate or certificates for shares of Series B Stock shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof.

          Notwithstanding any provision to the contrary contained herein, in the event that this Warrant is exercised at any time when no shares of Series B Stock are outstanding as a result of conversion or redemption of the shares of Series B Stock pursuant to Description of Preferred Stock (each, a “Cancellation Event”), then the Company shall issue and the holder shall be entitled to receive instead of the shares of Series B Stock, shares of common stock of the Company (“Common Stock”) equal to the number of shares of Common Stock the holder would have been entitled to receive had it exercised such purchase right immediately prior to the Cancellation Event and received shares of Series B Stock and immediately thereafter converted such shares of Series B Stock into shares of Common Stock in accordance with the provisions set forth in the Description of Preferred Stock. In addition, the number of shares of Common Stock to be issued upon the exercise of such purchase right shall be further adjusted in the manner set forth in Section 2 hereof from the date of the Cancellation Event to the date of the exercise of such purchase right. In the event that such purchase right is exercised for shares of Common Stock after the Cancellation Event, the provisions of this Warrant shall, except as otherwise provided for herein, apply mutatis mutandis.

          1.5 Cashless Exercise. In addition to and without limiting (the rights of the holder hereof under the terms hereof, at the holder’s option this Warrant may be exercised in whole or in part at any time or from time to time prior to its expiration for a number of shares of Series B Stock having an aggregate fair market value on the date of such exercise equal to the difference between (a) the fair market value of the number of shares of Warrant Stock designated for exercise by the holder hereof on the date of exercise and (b) the aggregate Warrant Price for such shares in effect at such time.

          The following illustrates how many shares would be issued upon exercise of this Warrant pursuant to this Section 1.5:

Let	FMV	=	Fair market value per share of Series B Stock at date of exercise.

	PSP	=	Per Share Warrant Price at date of exercise.

	N	=	Number of shares of Warrant Stock desired to be exercised.

	X	=	Number of shares of Warrant Stock issued upon exercise.

	X	=	(FMV)(N) – (PSP)(N)
FMV

          The “fair market value” of shares of Series B Stock shall, for all purposes under this Warrant, be the fair market value per share as determined in good faith by the Board of Directors of the Company. If (the holder disputes such a determination by the Company’s Board of Directors, then such value may be determined by a nationally recognized investment banking firm, mutually acceptable to the Company and the holder, with the costs of such valuation being borne by the holder. If the holder of this Warrant exercises this Warrant contingent upon the closing of a public offering, the “fair market value” of a share of Series B Stock on the date of exercise shall be calculated based on the initial price to the public of the Common Stock specified in the final prospectus with respect to such public offering. If, however, the holder of this Warrant exercises this Warrant following the closing of a public offering, then the “fair market value” of a share of Series B Stock on the date of exercise shall be calculated on the following basis: (1) if the Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market, the closing price on the day before the exercise date, (2) if the Common Stock is not traded on an exchange or on the NASDAQ National Market but is traded in the over-the-counter market, the closing price on the day before the exercise date, or (3) if the Common Stock is not traded on an exchange or on the NASDAQ National Market or in the over-the-counter market, the fair market value per share as determined in good faith by the Board of Directors of the Company in the manner provided for hereinabove.

          No payment of any cash or other consideration to the Company shall be required from the holder of this Warrant in connection with any exercise of this Warrant pursuant to this Section 1.5. Such exercise shall be effective upon the date of receipt by the Company of this Warrant surrendered for cancellation and a written request from the holder hereof that the exercise pursuant to this section be made, or at such later date as may be specified in such request.

          1.6 Issuance of Shares. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, (a) a certificate or certificates for the number of duly authorized, validly issued, folly paid and nonassessable shares of Series B Stock to which such holder shall be entitled upon such exercise, and (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, representing in the aggregate the right to purchase the number of shares of Series B Stock equal (without giving effect to any adjustment thereof provided for in Section 2) to the number of such shares stated in this Warrant minus the number of such shares designated by the holder upon such exercise as provided herein.

     2. Other Rights.

          2.1 Adjustments. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows, provided, however, that no adjustments shall be made hereunder if such adjustments are already provided for in the rights of the Series B Stock and would be effected upon conversion of Series B Stock into Common Stock in the manner set forth in the Description of Preferred Stock:

          2.1.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in ease of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of stock issuable upon the exercise hereof. The provisions of this paragraph 2.1.1 shall similarly apply to successive reclassifications, changes, mergers and transfers.

          2.1.2 Subdivisions or Combination of Securities. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price and the number of securities issuable upon exercise hereof shall be proportionately adjusted.

          2.2 All Other Rights. All other rights to which the holder is entitled upon exercise of this Warrant are set forth in the Description of Preferred Stock.

     3. Representations and Warranties of the Company.

          3.1 Authorization. The Company has full power and authority to enter into this Warrant. This Warrant has been duly authorized, executed and delivered by the Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          3.2 Reservation of Series B Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series B Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Series B Stock, free from preemptive rights, as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Series B Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will take such action as may be necessary to increase its authorized but unissued shares of Series B Stock to such number of shares as shall be sufficient for such purposes. If any shares of its Series B Stock to be reserved for the purpose of issuance upon exercise of the Warrants require registration with or approval of any governmental authority under any applicable law before such shares of Series B Stock may be validly issued or delivered, then it will secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

          3.3 Adjustment in Number of Shares Issuable and Purchase Price. There has not been nor will there be any adjustment to the number of shares issuable or the purchase price payable upon the exercise of any securities of the Company convertible into or exchangeable for shares of Series B Stock resulting from the issuance or exercise of this Warrant.

          3.4 Valid Issuance. This Warrant, when issued and delivered, in accordance with the terms hereof will be duly authorized and validly issued, and the Series B Stock issuable upon the exercise hereof, when issued pursuant to the terms hereof and upon payment of the exercise price, shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable.

     4. Stock Ownership. Prior to the exercise of this Warrant, the holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 4, however, shall limit the right of the holder to be provided the notices described in (the Description of Preferred Stock or to participate in distributions described in the Description of Preferred Stock once the holder ultimately exercises this Warrant.

     5. Limitation of Liability. In the absence of affirmative action by the holder hereof to purchase the Series B Stock in accordance herewith, no mere enumeration of the rights or privileges of the holder hereof shall give rise to an obligation on such holder to purchase any securities or any liability of such holder for the purchase price or as a stockholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company.

     6. Representations and Warranties of the Holder. The holder hereof represents, warrants and covenants to the Company as follows:

          6.1 Investment Experience. The holder represents that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Series B Stock issuable upon exercise hereof. The holder also represents it as not been organized solely for the purpose of acquiring the Warrant or the Series B Stock issuable upon exercise hereof.

          6.2 Restricted Securities. The holder understands that the Warrant being issued hereunder and the Series B Stock issuable upon exercise hereof are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and have not been registered under the Act nor qualified under applicable state securities laws and that under such laws and applicable regulations such securities may not be resold without registration under the Act, except in certain limited circumstances. In this connections, the holder represents that it is familiar with Rule 144 promulgated under the Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and the Act.

          6.3 Accredited Investor. The holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act.

          6.4 Legends. It is understood that the certificates evidencing the Series B Stock issuable upon exercise hereof, or upon any transfer of such shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) may bear the following legend:

          “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.”

          6.5 Stockholders Agreement and Registration Rights Agreement. Upon exercise of this Warrant in whole or in part, the holder agrees to execute and be bound by the Stockholders Agreement and Registration Rights Agreement, both dated on or about October 26, 2001, and attached hereto as Exhibits B & C, each in its then current form as of the date of exercise.

     7. Additional Agreements.

          7.1 Confidentiality. In handling any confidential information provided to the holder by the Company, the holder shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same type to maintain the confidentiality thereof, except that disclosure of such information may be made (i) to the subsidiaries of affiliates of the holder in connection with their present or prospective business relations with the Company, (ii) to prospective transferees or purchasers of any interest in this Warrant, in each case provided that they have entered into a comparable confidentiality agreement in favor of the Company, or (Hi) if otherwise required by law. Confidential information hereunder shall mean non-public proprietary information of the Company identified as such prior to disclosure to the holder but shall not include information that either: (a) is in the public domain or in the knowledge or possession of the holder when disclosed to the holder, or (b) is disclosed to the holder by a third party unless the holder has actual knowledge that such third party is prohibited from disclosing such information.

     8. Transfers and Exchanges.

          8.1 Compliance with Act. The holder agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in the Warrant or the Series B Stock issuable upon exercise hereof in the United States, its territories, possessions or any area subject to its jurisdiction, or to any person who is a national thereof or a resident therein (including any estate of such person), or any corporation, partnership or other entity created or organized therein, other then in accordance with the Act.

          8.2 New Warrants. Upon presentation to the Company’s transfer agent of the form of Assignment attached hereto, a new Warrant shall be issued to the new holder hereof. New Warrants issued in connection with transfers or exchanges shall not require the signature of the new holder hereof and shall be identical in form and provision to this Warrant except as to the number of shares of Series B Stock covered thereby.

          8.3 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 8.4(a) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

          8.4 Transfer and Exchange of Warrants.

               (a) The Company will serve as transfer agent for the purposes of this Warrant, to whom and at which location notices, presentations and demands in respect of this Warrant may be made upon the Company, until such time as the Company shall notify the holders of the Warrants of any change in such transfer agent or in the designated office locations thereof; and

               (b) Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange, the Company at its expense will execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, representing the right to purchase individually at least 1,000 shares and in the aggregate the number of shares of Series B Stock stated in the Warrant or Warrants so surrendered.

     9. Successors and Assigns. The terms and provisions of this Warrant shall be binding upon the Company and the holder and their respective successors and assigns, subject at all times to the restrictions set forth herein; provided that any assignment by the holder must be approved by the Company in writing. Notwithstanding any provision of this Warrant to the contrary, the holder shall not sell, assign, hypothecate, pledge or otherwise dispose of any interest in this Warrant without the prior written approval of the Board of Directors of the Company.

     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of the Company of evidence reasonable satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonable satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of (this Warrant.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding full Business Day. For purposes of this Warrant, a Business Day is a day that is not a Saturday or a Sunday, a legal, holiday or a day on which banking institutions doing business in the City of New York or the State of Maryland are authorized by law to close.

     12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder. Any such amendment or waiver shall be binding on the parties.

     13. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with Delaware law, without regard to conflicts of law provisions.

     14. Notices. Except as otherwise provided in this Warrant or in the Description of Preferred Stock, any requirement for a notice, demand or request under this Warrant will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed as follows:

     If to the holder of this Warrant, at its address as shown on the books of the Company; and

If to the Company, at:	Avalon Pharmaceuticals, Inc.
19 Firstfield Road
Gaithersburg, MD 20878,
Attn: Dr. Kenneth C, Carter

With a copy to:	Schmeltzer, Aptaker & Shepard, P.C.,
The Watergate, Suite 1000
2600 Virginia Avenue, N.W.
Washington, D.C. 20037-1922
Attn: Mark I. Gruhin

All notices that are sent in accordance with this Section 14 shall be deemed received by the holder or the Company on the earliest of the following applicable time periods: (i) the date the return receipt is executed; or (ii) the date delivered as documented by the overnight courier service or the hand delivery receipt Either the holder of this Warrant or the Company may designate a change of address by written notice to the other party.

     15. Remedies. The Company acknowledges and agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Warrant were not performed in accordance with its specific terms or were otherwise breached. The Company accordingly agrees that the holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the inadequacy of other remedies at law.

Warrant for the Purchase of Shares of Series B Stock of Avalon Pharmaceuticals, Inc.

Avalon Pharmaceuticals, Inc. a Delaware corporation
By:	/s/ Kenneth C. Carter
Kenneth C. Carter, Ph.D.
President and CEO

ACCEPTED AND AGREED Array Capital LLC. a Delaware Limited Liability Company
By:	/s/ Ken Sorenson
	Name:	KEN SORENSON
	Title:	Port. MNGR CATALYTIX
Dated:

SUBSCRIPTION

name and address of corporation

Ladies and Gentlemen:

     The undersigned,                                                             , hereby elects to purchase, pursuant to the provisions of the Warrant, dated                                                             , 200_, held by the undersigned,                                                              shares of the Series B Convertible Preferred Stock of Avalon Pharmaceuticals, Inc., a Delaware corporation, and elects to pay for such shares through exercise of the “cashless exercise” provisions of Section 1.5 of such Warrant tenders herewith payment of the purchase price of such shares in full.

     In exercising its rights to purchase such Series B Preferred Stock, the undersigned hereby confirms the investment representations made in Section 6 and the agreements made in Section 7 of such Warrant.

Dated: ______________________ 20____.

By

Address:

FORM OF ASSIGNMENT

The undersigned hereby assigns this Warrant to:

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee

And irrevocably appoints                                                              as agent to transfer this Warrant on the books of the Company. The agency may substitute another to act for him or it.

Dated:	Signed:

(Sign exactly as name appears on the front of this Warrant)
Dated:	Signed:
Name:
Title:

Table of Contents

1.	Exercise of Warrant

1.1.	Term
1.2.	Number of Shares
1.3.	Purchase Price
1.4.	Method of Exercise
1.5.	Cashless Exercise
1.6.	Issuance of Shares

2.	Other Rights.

2.1	Reorganization, Reclassification, Consolidation or Merger
2.2	All Other Rights

3.	Representations and Warranties of the Company

3.1.	Authorization
3.2.	Reservation of Series B Stock
3.3.	Adjustment in Number of Shares Issuable and Purchase Price
3.4.	Valid Issuance

4.	Stock Ownership

5.	Limitation of Liability

6.	Representations and Warranties of the Holder

6.1.	Investment Experience
6.2.	Restricted Securities
6.3.	Accredited Investor
6.4.	Legend
6.5.	Shareholders Agreement and Registration Rights Agreement.

7.	Additional Agreements

7.1.	Confidentiality

8. Transfers and Exchanges

8.1.	Compliance with Act
8.2.	New Warrants
8.3.	Ownership of Warrants
8.4.	Transfer and Exchange of Warrants

9.	Successors and Assigns

10.	Loss, Theft, Destruction or Mutilation of Warrant

11.	Saturdays, Sundays, Holidays, etc.

12.	Amendments and Waivers

13.	Governing Law

14.	Notices

15.	Remedies